Exhibit 99.3

August 2, 2004

To:         The Addressees Listed on Schedule I Hereto

    Re:     AmSouth Auto Trust 2000-1

              Optional Purchase of Owner Trust Estate

Ladies and Gentlemen:

Pursuant to Section 10.1 of the Indenture, dated as of October 1, 2000 (the “Indenture”), between AmSouth Auto Trust 2000-1 (the “Issuer”) and The Bank of New York Trust Company, N.A. (as successor in interest to The Bank of New York Trust Company of Florida, National Association) (the “Indenture Trustee”), the undersigned hereby gives notice that it has elected to exercise the option to purchase the Owner Trust Estate (other than the Trust Accounts, the Certificate Distribution Account and any funds or investments therein) on September 15, 2004 (the “Redemption Date”) in accordance with Section 9.1(a) of the Sale and Servicing Agreement (defined below). Therefore, pursuant to Section 10.1 of the Indenture and Section 9.1(a) of the Sale and Servicing Agreement, the Notes and the Certificates will be redeemed on the Redemption Date.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in Appendix X to the Sale and Servicing Agreement, dated as of October 1, 2000, among the Issuer, AmSouth Auto Receivables LLC, as Seller, AmSouth Bank, as Servicer, and the Indenture Trustee (the “Sale and Servicing Agreement”).

AMSOUTH BANK, as Servicer

By:	/s/ Brent A. Sloman
Name:	Brent A. Sloman
Title:	Vice President

Schedule I

The Bank of New York Trust Company, N.A.

    as Indenture Trustee

Towermarc Plaza

10161 Centurion Parkway

Jacksonville, Florida 32256

JPMorgan Chase Bank

    as Owner Trustee

4 New York Plaza, 6th Floor

New York, New York 10004

Attention: ITS Structured Finance Administration

Moody’s Investors Service, Inc.

99 Church Street

New York, New York 10007

Attention: Asset Backed Securities Group

Standard & Poor’s Ratings Services

55 Water Street

New York, New York 10041

Attention: Asset Backed Surveillance Department